Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32044, 333-189097, 333-164015, 333-84384, 333-16077, and 333-264392) of M&T Bank Corporation of our report dated June 20, 2024 relating to the financial statements and supplemental schedule of M&T Bank Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 20, 2024

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